AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG
              CI SELL CARS, INC., STRATEGY HOLDING COMPANY LIMITED.
               AND THE STOCKHOLDERS OF STRATEGY INSURANCE LIMITED

     This Agreement and Plan of Reorganization ("Agreement") is entered into this 24th day of May 2004, by and among CI SELL CARS, INC., a Texas corporation (hereinafter referred to as "Buyer"), STRATEGY HOLDING COMPANY LIMITED, a Barbados corporation (hereinafter referred to as the "Company"), and HARALD PROPERTIES LIMITED, KAVRAN LTD. and FRANK NEY (hereinafter collectively referred to as "Seller"), being all of the common shareholders of the Company, which own 100% of all the issued and outstanding common shares of STRATEGY HOLDING COMPANY LIMITED, a Barbados company.

     WHEREAS, Seller is the owner of record and beneficially owns One Thousand (1,000) shares of the issued and outstanding shares of common stock of the Company, representing one hundred percent (100%) of the issued and outstanding shares of common stock of the Company, (collectively the "Shares"); and

     WHEREAS, Seller desires to sell all of the Common Shares to Buyer, and Buyer desires to purchase the Common Shares, upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       I.

                         SALE AND PURCHASE OF THE SHARES
                         -------------------------------

     1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the
         -----------------
Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares as more fully described in the attached Exhibit "A".

     1.2 Closing. The purchase shall be consummated at a closing ("Closing") to
         -------
take place at 11:00 o'clock a.m., at the offices of Buyer on or about June 1, 2004 ("Closing Date").

     1.3 Purchase Price. The purchase price ("Purchase Price") for the Shares
         --------------
shall be Forty-Five Million One Hundred Thousand (45,100,000) shares of common stock of Buyer (prior to the one (1) for fourteen (14) forward split to be effected by Buyer on or before June 1, 2004.

     1.4 Other Agreements. At the Closing, the indicated parties shall execute
         ----------------
and deliver the following additional agreements in substantially the form attached hereto:

     (a) Letters of resignation from the present officers and members of the Board of Directors of Buyer, excluding Curtis Hunsinger copies of which are attached hereto as Exhibit "B". Prior to their resignation, the Board of Directors of Buyer shall appoint as their successors one representative of Seller to the Board of Directors of Buyer, in accordance with the Bylaws of Buyer.

     (b) Stock certificates representing all of the Common Shares, duly endorsed to Buyer and in blank or assignments separate from the certificates, transferring the Common Shares from Seller to Buyer, copies of which are attached hereto as Exhibit "C".

     (c) Company agrees to execute an agreement to purchase 25,827,000 shares of Buyer's pre-split common stock from Ruth Shepley, Trustee for a purchase price of $50,000.00 ("Treasury Stock Agreement") which upon Closing will be returned to the Buyer's treasury and cancelled, a copy of which is attached hereto as Exhibit "D".

     (d) Buyer represents and warrants that upon the cancellation of 25,827,000 shares (as defined in 1.4(c) above) the total issued and outstanding common shares of the purchaser( pre forward split) are 1,105,000 and there are no issued and outstanding preferred shares of the buyer.


     1.5 Basic Agreements and Transactions Defined. This Agreement and other
         -----------------------------------------
agreements listed in paragraph 1.4, are sometimes referred to as the "Basic Agreements". The transactions contemplated by the Basic Agreements are sometimes referred to as the "Transactions".


                                       II.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1 Representations and Warranties of the Company. The Company represents
         ---------------------------------------------
and warrants to Buyer as follows:

     (a)  Organization. The Company is a corporation duly incorporated, validly
          ------------
existing and in good standing under the laws of the country of Barbados. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on the Company.

     (b)  Capital Structure. The authorized capital stock of the Company
          -----------------
consists of unlimited shares of common stock, no par value (the "SHCL Common Stock") of which One Thousand (1,000) shares are issued and outstanding, and unlimited shares of preferred stock, $.001 stated par value (the "SIL Preferred Stock"), of which none are outstanding. All shares of SIL Preferred Stock enjoy preferences over the Company's with respect to liquidation of assets of the Company. All outstanding shares of capital stock of the Company were, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, as of the date of execution of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound or obligated, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company thereby obligating the Company to either issue, deliver or sell, or cause to be issued, delivered, or sold such security, option, warrant, call or right. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock.

     (c)  Authority. The Company has full power and lawful authority to execute
          ---------
and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon the Company, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by the Company, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which the Company is a party or by which the Company or any of its material properties or assets are bound or affected.

     (d)  Company Financial Statements. The Company's Financial Statements of
          ----------------------------
its subsidiary, Strategy Insurance Limited, as of February 15, 2004 reflect total assets of approximately One Hundred Four Million Dollars ($104,000,000) and approximately One Million Three Hundred Thousand dollars ($1,300,000) in total liabilities. These Statements were audited by Samuel Klein & Company, Newark, NJ.

     (e)  Taxes. The Company believes that it has filed all federal, state,
          -----
local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and there exists a substantial basis in law and fact for all positions taken in such reports. To the best of its knowledge, no waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

     (f)  Properties. The Company believes that it has good and marketable title
          ----------
to all its material personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other material properties and assets (except for items leased or licensed to the Company), including all property reflected in the Company's Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Company), in each case free and clear of all material liens, claims and encumbrances of every kind and character, except as set forth in Exhibit "E". To the best of its knowledge, the assets and properties owned, operated or leased by the Company and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

     (g)  Books and Records. The books and records of the Company are complete
          -----------------
and correct in all material respects to the best of the Company's knowledge and ability, and have been maintained in accordance with good business practices and accurately reflect, in all material respects, the financial condition and results of operations of the Company as set forth in the Company's Financial Statements.

     (h)  Authorizations. To the best of the Company's knowledge, it has no
          --------------
licenses, permits, approvals and other authorizations from any governmental agencies and any other entities that are materially necessary for the conduct of its business, except as set forth in Exhibit "F" which contains a list of all material licenses, permits, approvals, and other material authorizations, as well as a list of all material copyrights, patents, trademarks, trade names, service marks, franchises, licenses and other material permits, each of which is valid and in full force and effect.

     (i)  Compliance with Laws. To the best of the Company's knowledge, the
          --------------------
Company is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business. The Company has not received actual or threatened complaint, citation or notice of violation or investigation from any governmental authority, in each case where such violation would have a materially adverse effect on the Company.

     (j)  No Litigation. There are no actions, suits, claims, complaints or
          -------------
proceedings pending against the Company, at law or in equity. The Company is unaware of any actions, suits, claims, or complaints or proceedings before or by any governmental department, commission, court, board, bureau, agency or instrumentality. To the best of the Company's knowledge, there are no facts which would provide a valid basis for any such action, suit or proceeding, either by a government agency or by private parties which, if determined adversely to the Company, would have a material adverse effect on the Company. Additionally, there are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

     (k)  Validity. All material contracts, agreements, leases and licenses to
          --------
which the Company is a party or by which it or any of its material properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Company or by any other party thereto.

     (l)  Fees. All negotiations relating to the Basic Agreements and the
          ----
Transactions have been conducted by the Company in such a manner as not to give rise to any valid claim for any finder's fees, brokerage commission, financial advisory fee or related expense or other like payment for which the Company or Buyer are or may be liable.


     2.2 Representations and Warranties of Seller. Seller represents and
         ----------------------------------------
warrants to Buyer, with respect to the Shares owned by Seller, as follows:

     (a)  Authority. Seller has full power and lawful authority to execute and
          ---------
deliver the Basic Agreements and to consummate and perform the Transactions contemplated hereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Seller, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of, or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which Seller is a party or by which a Seller or any of its material properties, or assets are bound or affected.

     (b)  Title to the Shares. At the Closing, Seller shall own of record and
          -------------------
beneficially the Common Shares of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Common Shares to Buyer. Except for certain rights of Seller which shall be waived at Closing, no person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Common Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Common Shares.

     (c)  Investment Intent. Seller is acquiring the shares of Buyer for its own
          -----------------
account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Seller has no present intention of selling, granting participation in, or otherwise distributing the same. Seller understands the specific risks related to an investment in the shares of Buyer, especially as it relates to the financial performance of Buyer. Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     2.3 Representations and Warranties of Buyer. Buyer represents and warrants
         ---------------------------------------
to Seller as follows:

     (a)  Organization. Buyer is a corporation duly incorporated, validly
          ------------
existing and in good standing under the laws of the state of Texas. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on the Company.

     (b)  Authorized Capitalization. The authorized capitalization of Buyer
          -------------------------
consists of One Hundred Million (100,000,000) shares of $.001par value Common Stock, of which Twenty-Six Million Nine Hundred Thirty-Two Thousand (26,932,000) shares have been issued and are outstanding. Buyer's Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by Buyer in compliance with all applicable state and federal laws. Buyer is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, Buyer's income, profits or assets, or obligating Buyer to distribute any portion of its income, profits or assets.

     (c)  Authority. Buyer has full power and lawful authority to execute and
          ---------
deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which Buyer is a party or by which Buyer or any of its material properties or assets are bound or affected.

     (d)  Investment Intent. Buyer is acquiring the Shares for its own account,
          -----------------
for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

     (e)  Buyer's Financial Statements. Buyer's Financial Statements are
          ----------------------------
complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of Buyer as of January 31, 2004.

     (f)  No Liabilities. Except as set forth on Exhibit "G", Buyer does not
          --------------
have any liabilities for which it is liable or will become liable in the future.

     (g)  No Litigation. There are no actions, suits, claims, complaints or
          -------------
proceedings pending against Buyer, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding, which, if determined adversely to the Company, would have a material adverse effect on the Company.

     (h)  Compliance with Laws. To the best of Buyer's knowledge, Buyer is not
          --------------------
in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority, in each case where such violation would have a material adverse effect on the Company. In addition, to the best of its knowledge, Buyer is not aware of any rules or regulations of the Securities and Exchange Commission ("SEC") which would require the SEC's approval or review of this Agreement prior to its execution by the parties hereto.

     (i)  Validity. All material contracts, agreements, leases and licenses to
          --------
which Buyer is a party or by which it or any of its material properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of Buyer or by any other party thereto, including, but not limited to the Settlement Agreement.

     (j)  No Adverse Changes. Since January 31, 2004, there have been no actual
          ------------------
or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of Buyer.

     (k)  Forward Stock Split. Upon the execution of this Agreement, Buyer's
          -------------------
Board of Directors shall authorize a 14 for 1 forward stock split of its common stock with the shareholder of record date being the close of business on May 31, 2004.

     (l)  Finder's Fees. Except for a Finder's Fee of Sixty-Four Thousand Two
          -------------
Hundred Eighty-Six pre- split shares of Buyer's common stock payable to San Elijo Capital LLC. upon the Closing, all the negotiations relating to the Basic Agreements and the transactions have been conducted by the Buyer in such a manner as not to give rise to any valid claim for any finder's fees, brokerage commission, financial advisory fee or related expense or other like payment for which the Company or Buyer are or may be liable.

                                      III.

                                    COVENANTS
                                    ---------

     3.1 Covenants of the Company. The Company covenants and agrees that from
         ------------------------
the date hereof to the Closing, it will perform the following acts:

     (a)  Ordinary Course of Business. The Company will operate its business
          ---------------------------
only in the ordinary course of business and will use its best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with the Company.

     (b)  Maintain Properties. The Company will maintain all of its properties
          -------------------
in good working order, repair and condition (reasonable wear and use excepted) and will take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, service marks, trade names, brand names, copyrights and other intangible assets.

     (c)  No Indebtedness. The Company will not create, incur, assume, guarantee
          ---------------
or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices, where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

     (d)  Maintain Books. The Company will maintain its books, accounts and
          --------------
records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

     (e)  No Amendments. The Company will not amend its corporate charter or
          -------------
bylaws (or similar documents) without prior the consent of Buyer and the Company will maintain its corporate existence, licenses, permits, powers and rights in full force and effect.

     (f)  Taxes and Accounting Matters. The Company will file when due all
          ----------------------------
federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. The Company will not change its accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

     (g)  No Disposition or Encumbrance. Except in the ordinary course of
          -----------------------------
business consistent with past practices, the Company will not (1) dispose of or encumber any of its properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, service marks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

     (h)  No Securities Issuances. The Company will not issue any shares of any
          -----------------------
class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company.

     (i)  Contracts. The Company will not enter into or assume any contract,
          ---------
agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practices or as contemplated by this Agreement.

     (j)  No Breach. The Company will not do any act or omit to do any act which
          ---------
would cause a breach of any of its material contracts, commitments or obligations.

     (k)  Due Compliance. The Company will comply with all laws, regulations,
          --------------
rules and ordinances applicable to it and to the conduct of its business, the violation of which would have a material adverse effect on the Company.

     (l)  Notice of Change. The Company will promptly advise Buyer in writing of
          ----------------
any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in its business, financial condition, results of operations, assets, liabilities or prospects.

     (m)  Consents. The Company will use its best good faith efforts to obtain
          --------
the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

     3.2 Covenants of Buyer. Buyer covenants and agrees to perform the following
         ------------------
acts:

     (a)  No Indebtedness. Buyer will not create, incur, assume, guarantee or
          ---------------
otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices, where the entire net proceeds thereof are deposited with and used by and in connection with the business of Buyer.

     (b)  No Amendments. Buyer will not amend its corporate charter or bylaws
          -------------
(or similar documents) without the prior consent of the Company (except as described above in Section 1.3(b) and Buyer will maintain its corporate existence, licenses, permits, powers and rights in full force and effect.

     (c)  No Securities Issuances. Buyer, without the prior consent of Seller,
          -----------------------
will not issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of Buyer, except for the transactions contemplated herein.

     (d)  No Dividends. Buyer will not declare, set aside or pay any dividends
          ------------
or other distributions of any nature whatsoever.

     (e)  Contracts. Buyer will not enter into or assume any contract,
          ---------
agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practices or as contemplated by this Agreement.

     (f)  Capital Commitments. Buyer will not make or commit to make any
          -------------------
material capital expenditure, capital addition or capital improvement.

     (g)  Notice of Change. Buyer will promptly advise the Company in writing of
          ----------------
any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in its business, financial condition, results of operations, assets, liabilities or prospects.

     (h)  Consents. Buyer will use its best good faith efforts to obtain the
          --------
consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

                                       IV.

                           CONDITIONS PRECEDENT TO THE
                          OBLIGATIONS OF BUYER TO CLOSE
                          -----------------------------

     The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by the Company and Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

     4.1 Compliance with Representations, Warranties and Covenants. The
         ---------------------------------------------------------
representations and warranties of the Company and Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. The Company and Seller shall have performed all agreements, covenants and conditions required to be performed by the Company and Seller prior to the Closing.

     4.2 No Adverse Change. Subsequent to the date hereof and prior to the
         -----------------
Closing, there shall have been no event which has had or may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

     4.3 No Legal Proceedings. No suit, action or other legal or administrative
         --------------------
proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     4.4 Documents to be Delivered by The Company and Seller. The Company and
         ---------------------------------------------------
Seller shall have delivered the following documents:

     (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers, copies of which are attached as Exhibit "B".

     (b) All agreements referred to in paragraph 1.5 above, executed by all parties thereto other than Buyer.

     (c) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                                       V.

                           CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF THE COMPANY AND SELLER TO CLOSE
                 ----------------------------------------------

     The obligation of the Company and Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by the Company and Seller:

     5.1 Compliance with Representations, Warranties and Covenants. The
         ---------------------------------------------------------
representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     5.2 No Adverse Change. Subsequent to the date herein and prior to the
         -----------------
Closing, there shall have been no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of Buyer.

     5.3 No Legal Proceedings. No suit, action or other legal or administrative
         --------------------
proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     5.4 Other Agreements. All parties other than Seller and the Company shall
         ----------------
have executed and delivered the Basic Agreements.

     5.5 Payments. Seller shall have received from Buyer a total of forty-five
         --------
million one hundred thousand (45,100,000) Shares of Buyer's common stock, issued at the Closing by Buyer pursuant to all the Basic Agreements.

                                       VI.

                       MODIFICATION, WAIVERS, TERMINATION
                                  AND EXPENSES
                                  ------------

     6.1 Modification. Buyer, the Company and Seller may amend, modify or
         ------------
supplement this Agreement in any manner as they may mutually agree in writing.

     6.2 Waivers. Buyer, the Company and Seller may in writing extend the time
         -------
for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

     6.3 Termination and Abandonment. This Agreement may be terminated and the
         ---------------------------
purchase of the Shares may be abandoned before the Closing:

     (a)  By the mutual consent of Seller, the Company and Buyer;

     (b) By the Buyer should the representations and warranties of the Company and the Seller, as set forth herein, not be accurate in all material aspects or if the conditions precedent set forth in Article IV not be satisfied in all material respects; and

     (c) By the Company or Seller, if the representations and warranties of Buyer as set forth herein are not be accurate in all material respects or the conditions precedent as set forth in Article V shall not have been satisfied in all material respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                                      VII.

                                  MISCELLANEOUS
                                  -------------

     7.1 Representations and Warranties to Survive. Unless otherwise provided,
         -----------------------------------------
all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     7.2 Binding Effect of the Basic Agreements. The Basic Agreements and the
         --------------------------------------
certificates and other instruments delivered by or on behalf of the parties pursuant thereto constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     7.3 Applicable Law. The Basic Agreements are made pursuant to, and will be
         --------------
construed under, the laws of the State of Texas.

     7.4 Notices. All notices, requests, demands and other communications
         -------
hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

(a) If to Seller, to:

                                    Strategy Insurance Limited
                                    Attn: Stephen Stonhill
                                    Chancery House
                                    High Street
                                    Bridgetown, Barbados, West Indies
                                    Telephone:  (246) 431-0070
                                    Fax:  (246) 431-0076

(b) If to Buyer, to:

                                    CI Sell Cars, Inc.
                                    Attn: Curtis Hunsinger
                                    309A East Main
                                    Tomball, TX   89509
                                    Telephone: (281) 255-6256
                                    Fax:   (281 ) 440-7518

With copies to:

                                    Anslow & Jaclin, LLP
                                    Attn:   Gregg Jaclin, Esq.
                                    195 Route 9, Suite 204
                                    Manalapan, NJ   07726
                                    Telephone:  (732) 409-1212
                                    Fax: (732) 577-1188

     These addresses may be changed from time to time by written notice to the other parties.

     7.5 Headings. The headings contained in this Agreement are for reference
         --------
only and will not affect in any way the meaning or interpretation of this Agreement.

     7.6 Counterparts. This Agreement may be executed in counterparts, each of
         ------------
which will be deemed an original and all of which together will constitute one instrument.

     7.7 Severability. If any one or more of the provisions of this Agreement
         ------------
shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     7.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or
         -------------------
right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     7.9 Attorneys' Fees and Expenses. The prevailing party in any legal
         ----------------------------
proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     7.10 Expenses. Each party shall pay all fees and expenses incurred by it
          --------
incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement. However, should either party choose to terminate this Agreement under Section 6.3(a), that party initiating the termination shall be responsible for all legal fees and other expenses incurred in connection with the preparation of this Agreement.

     7.11 Exhibits. All of the Exhibits to this Agreement are incorporated
          --------
herein in the places referenced in this Agreement as if fully set forth herein.

     7.12 Integration. This Agreement and all documents and instruments executed
          -----------
pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.



                                "BUYER"

                                CI SELL CARS, INC.


                                By: /s/ Curtis Hunsinger
                                   ----------------------------------
                                        Curtis Hunsinger, President


                                "THE COMPANY"

                                STRATEGY HOLDING COMPANY LIMITED


                                By: /s/ Stephen Stonhill
                                   ----------------------------------
                                        Stephen Stonhill, President


                                "SELLER"

                                HARALD PROPERTIES LIMITED


                                By: /s/ Trevor Carmichael
                                   ----------------------------------
                                        Trevor Carmichael

                                KAVRAN, LTD.



                                By: /s/ Frank Ney
                                   ----------------------------------
                                        Frank Ney

                                   EXHIBIT "A"

                                                                      CONVERTED
NAME                                      SHARES                       SHARES



Frank Ney                                   580                      26,158,000

Kavran Ltd.                                 400                      18,040,000

Harald Properties Limited                    20                         902,000